EXHIBIT I

                                   AMENDMENT

          AMENDMENT (this "Amendment") to the LIMITED LIABILITY COMPANY AGREEMENT (the "LLC Agreement") of Prometheus Extended Stay L.L.C., a Delaware limited liability company (the "Company"), adopted by LFSRI II Extended Stay L.L.C., a Delaware limited liability company (the "Managing Member").

                             W I T N E S S E T H:


          WHEREAS, the Managing Member wishes to amend the LLC Agreement as set forth herein;

          NOW THEREFORE, the Managing Member hereby agrees as follows:

          1. Amendment to LLC Agreement. Section 8 of the LLC Agreement is hereby amended by deleting the entire Section and inserting in place of same the words:

                           "Intentionally Deleted."

          2. Continuing Effect of LLC Agreement. Except as amended hereby, the provisions of the LLC Agreement are and shall remain in full force and effect.

          3. Counterparts. This Amendment may be executed in counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.

          4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, with all rights and remedies hereunder being governed by said laws without regard to otherwise governing principles of conflicts of law.

          5. Effective Date. This Amendment shall be deemed effective as of April 24, 2000 as if entered into on that date.

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          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement.

Dated:  As of April 24, 2000


                                 LFSRI II EXTENDED STAY L.L.C.

                                 By:  LF STRATEGIC REALTY INVESTORS II L.P.,

                                      By:  LAZARD FRERES REAL ESTATE
                                           INVESTORS L.L.C., its general
                                             partner

                                             By:  /s/ John A. Moore
                                                  Name:  John A. Moore
                                                  Title: Principal & Chief
                                                           Financial Officer


                                 By:  LFSRI II ALTERNATIVE PARTNERSHIP L.P.,

                                      By:  LAZARD FRERES REAL ESTATE
                                           INVESTORS L.L.C., its general
                                             partner

                                      By:/s/ John A. Moore
                                         Name:  John A. Moore
                                         Title: Principal & Chief Financial
                                                  Officer


                                 By:  LFSRI II -CADIM ALTERNATIVE
                                        PARTNERSHIP L.P.,

                                      By:  LAZARD FRERES REAL ESTATE
                                            INVESTORS L.L.C., its
                                              general partner

                                            By:  /s/ John A. Moore
                                                 Name:  John A. Moore
                                                 Title: Principal & Chief
                                                          Financial Officer


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

                                            By:  LFSRI II SPV E.S. CORP.


                                                 By:  /s/ John A. Moore
                                                      Name:  John A. Moore
                                                      Title: Chief Financial
                                                               Officer













































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